SCHEDULE OF COMPUTATION OF PERFORMANCE ADVERTISING QUOTATIONS

         Set forth below are representative calculations of each type of total return performance quotation included in the Statement of Additional Information of American Century World Mutual Funds, Inc.

          1. AVERAGE ANNUAL TOTAL RETURN. The average one-year annual total return of International Growth as quoted in the Statement of Additional Information, was 18.12%.

     This return was calculated as follows:

           n
     P(1+T)  =ERV
     where,

     P   = a hypothetical initial payment of $1,000
     T   = average annual total return
     n   = number of years
     ERV = ending redeemable value of the hypothetical $1,000 payment at the end of the period.

     Applying the actual return figures of the fund for the one year period ended November 30, 1997:

               1
     1,000(1+T)  = $1,181.20

                    1
          (1,181.20)
     T =  ----------  - 1
            (1,000)

     T = 18.12%

          2.   CUMULATIVE   TOTAL  RETURN.   The  cumulative   total  return  of
     International Growth from May 9, 1991 (inception) to November 30, 1997 as quoted in the Statement of Additional Information, was 132.66%

     This return was calculated as follows:

              (ERV-P)
          C = -------
                 P

          where,

     C   = cumulative total return
     P   = a hypothetical initial payment of $1,000
     ERV = ending redeemable value of the hypothetical $1,000 payment at the end of the period.

     Applying the actual return figures of the fund for the period May 9, 1991 through November 30, 1997.

          (2,326.6-1,000)
     C =  ----------------
               1,000

     C =  132.66%